UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 5, 2010
Date of Report (Date of earliest event reported)
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

15660 Dallas Parkway, Suite 850
Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 5, 2010, a wholly-owned subsidiary of Diodes Incorporated (the “Company”) entered into a Joint Venture Agreement and a Joint Venture Agreement Supplement (collectively, the “Agreements”) with Chengdu Ya Guang Electronic Company Limited (“Ya Guang”). Under the Agreements, the Company has agreed to form a joint venture (the “JV”) with Ya Guang to establish a semiconductor manufacturing facility (the “Facility”) for the purpose of providing surface mounted component production, assembly and testing and integrated circuit assembly and testing in Chengdu, People’s Republic of China. The Company initially will own at least 95% of the JV, and the Agreements are subject to various conditions and governmental approval.
     The JV will develop the Facility in phases over a ten-year period. The Company is expected to contribute at least US$47.5 million to the JV in installments during the first three years.
     The foregoing summary is qualified in its entirety by reference to the copy of the Agreements, which are being filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1*	Joint Venture Agreement effective as of November 5, 2010, between Diodes Hong Kong Holding Company Limited and Chengdu Ya Guang Electronic Company Limited.

99.2	Joint Venture Agreement Supplement Concerning the Establishment of Diodes Technology (Chengdu) Company Limited effective as of November 5, 2010, between Diodes Hong Kong Holding Company Limited and Chengdu Ya Guang Electronic Company Limited.

*	Confidential treatment has been requested with respect to the omitted portion of this Exhibit, which portion has been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2010	DIODES INCORPORATED
	By	/s/ Richard D. White
RICHARD D. WHITE,
Chief Financial Officer